UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2006

VERIFONE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32465	04-3692546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2099 Gateway Place, Suite 600

San Jose, CA 95110

(Address of principal executive offices with zip code)

(408) 232-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On October 31, 2006, in connection with the previously announced merger (the “Merger”) of Lion Acquisitions Ltd. (“Merger Sub”), a wholly-owned subsidiary of VeriFone Holdings, Inc. (“VeriFone”), with and into Lipman Electronic Engineering Ltd. (“Lipman”) with Lipman continuing as the surviving corporation, VeriFone Intermediate Holdings, Inc. (“Holdings”), a wholly-owned subsidiary of VeriFone and VeriFone, Inc. (“Borrower”), a wholly-owned subsidiary of Holdings, entered into a Credit Agreement (the “Credit Agreement”) with various financial institutions and other persons from time to time parties thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as the administrative agent for the Lenders, Lehman Commercial Paper Inc., as the syndication agent for the Lenders, Bank Leumi USA and Wells Fargo Bank, N.A. (“Wells Fargo”), as the co-documentation agents for the Lenders, and J.P. Morgan Securities Inc. and Lehman Brothers Inc., as joint lead arrangers and joint book managers.  An initial draw of approximately $192.8 million under the Term B loan provided for under the Credit Agreement was made on October 31, 2006 in connection with (i) the repayment and termination of an existing credit agreement (the “Prior Credit Agreement”), dated June 30, 2004, among Borrower, Holdings, various financial institutions and other persons from time to time parties thereto (collectively, the “Prior Lenders”), Bank of America, N.A., as the administrative agent for the Prior Lenders, Credit Suisse (formerly Credit Suisse First Boston), as the syndication agent for the Prior Lenders, Wells Fargo, as the documentation agent for the Prior Lenders, and Banc of America Securities LLC and Credit Suisse Securities (USA) LLC (formerly Credit Suisse First Boston LLC), as sole lead arrangers and sole book managers, and (ii) the payment of fees and expenses related to the Credit Agreement.  The remaining portion of the Term B loan of approximately $307.2 million was drawn on November 1, 2006 and was used by VeriFone, along with its cash resources, to finance the cash portion of the Merger.

The facility provided for under the Credit Agreement consists of a 6-year $40 million secured revolving credit facility and a 7-year $500 million secured Term B loan.  The borrowings under the Term B loan will initially carry an interest rate of LIBOR plus 175 basis points; the revolving facility will initially carry an interest rate of LIBOR plus 150 basis points.  Mandatory principal payments of the Term B loan of 0.25% per quarter for the first 27 quarters, or an aggregate of $33.75 million, are required, with the remaining $466.25 million due seven years from the date of the initial borrowing.  In addition, VeriFone may request a facilities increase in the aggregate amount of the loan and revolving commitments from time to time in an aggregate amount not to exceed $200 million.

The Credit Agreement contains covenants that are substantially similar to the covenants in the Prior Credit Agreement.  These covenants include, among others:

•                  a restriction on incurring additional indebtedness, except specified permitted debt

•                  a restriction on creating certain liens;

•                  a restriction on mergers and consolidations, except in certain specified instances;

•                  a restriction on certain investments;

•                  a restriction on entering into certain transactions with affiliates;

•                  a requirement that Holdings maintain a specified maximum ratio of total debt to consolidated EBITDA; and

•                  a requirement that Holdings maintain a specified minimum ratio of consolidated EBITDA to consolidated fixed charges.

The Credit Agreement contains customary events of default.  If an event of default occurs and is continuing under the Credit Agreement, Borrower might be required immediately to repay the loans and all other amounts outstanding under the Credit Agreement.  Lenders holding more than 50% of the commitments under the Credit Agreement may elect to accelerate the maturity of the loans outstanding under the Credit Agreement upon the occurrence and during the continuation of an event of default.

The description of the Credit Agreement contained herein is qualified in its entirety by reference to the Credit Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

VeriFone Acquisition of Lipman

Effective November 1, 2006, VeriFone’s acquisition of Lipman was completed pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 10, 2006, by and among VeriFone, Merger Sub and Lipman.

As contemplated by the Merger Agreement, as a result of the Merger, Lipman shareholders had the right to elect to receive, in exchange for each ordinary share of Lipman (the “Lipman Shares” or, individually, a “Lipman Share”) outstanding at the effective time of the Merger, either (i) approximately $18.467896 in cash and approximately 0.308195 of a share of VeriFone common stock, (ii) 0.9336 of a share of VeriFone common stock, or (iii) $12.804 in cash and one-half (0.50) share of VeriFone common stock.  Non-electing Lipman shareholders received 0.9336 of a share of VeriFone common stock for each Lipman Share.  In connection with the consummation of the Merger, the Lipman Shares were delisted from the NASDAQ Stock Market and the Tel Aviv Stock Exchange.  VeriFone common stock trades on the New York Stock Exchange and is now listed on the Tel Aviv Stock Exchange in connection with the Merger.

The source of funds for the cash portion of the Merger included existing cash and a portion of the $500 million borrowed under the Credit Agreement as described above.

The issuance of the VeriFone common stock under the Merger Agreement as described above was registered under the Securities Act of 1933 pursuant to VeriFone’s registration statement on Form S-4 (File No. 333-134928), as amended (together with such amendments, the “Registration Statement”) that was filed with the Securities and Exchange Commission (the “SEC”) and declared effective on August 8, 2006.  The Joint Proxy Statement/Prospectus of VeriFone and Lipman included in the Registration Statement contains additional information about this transaction.  A copy of the Merger Agreement is attached as Exhibit 2.1 to VeriFone’s Current Report on Form 8-K filed with the SEC on April 10, 2006, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Resident.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events

On November 1, 2006, VeriFone issued a press release relating to the consummation of the Merger.  The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The following financial statements of Lipman are incorporated herein by reference to Lipman’s Annual Report on Form 20-F for the year ended December 31, 2005, filed with the SEC on March 9, 2006:

•                       Report of Independent Registered Public Accounting Firm

•                       Consolidated Balance Sheets as of December 31, 2005 and 2004

•                       Consolidated Statements of Income for the Years Ended December 31, 2005, 2004 and 2003

•                       Consolidated Statements of Changes in Shareholders’ Equity for the Years Ended December 31, 2005, 2004 and 2003

•                       Consolidated Statements of Cash Flows for the Years Ended December 31, 2005, 2004 and 2003

•                       Notes to Consolidated Financial Statements

The following financial statements of Lipman are incorporated herein by reference to Lipman’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on August 10, 2006:

•                       Consolidated Balance Sheets (unaudited) as of June 30, 2006 and December 31, 2005

•                       Consolidated Statements of Operations (unaudited) for the Six Months Ended June 30, 2006 and 2005

•                       Consolidated Statements of Cash Flows (unaudited) for the Six Months Ended June 30, 2006 and 2005

(b) Pro Forma Financial Information.

Pro Forma financial statements are incorporated by reference to the “Unaudited Pro Forma Condensed Combined Financial Information” included in the Registration Statement.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1

Credit Agreement, dated October 31, 2006, among VeriFone Intermediate Holdings, Inc., VeriFone, Inc., various financial institutions and other persons from time to time parties thereto, as lenders, JPMorgan Chase Bank, N.A., as the administrative agent for the lenders, Lehman Commercial Paper Inc., as the syndication agent for the lenders, Bank Leumi USA and Wells Fargo Bank, N.A., as the co-documentation agents for the lenders, and J.P. Morgan Securities Inc. and Lehman Brothers Inc., as joint lead arrangers and joint book running managers.

Exhibit 99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE HOLDINGS, INC.

Date: November 1, 2006	By:	/s/ Barry Zwarenstein
Barry Zwarenstein Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1

Credit Agreement, dated October 31, 2006, among VeriFone Intermediate Holdings, Inc., VeriFone, Inc., various financial institutions and other persons from time to time parties thereto, as lenders, JPMorgan Chase Bank, N.A., as the administrative agent for the lenders, Lehman Commercial Paper Inc., as the syndication agent for the lenders, Bank Leumi USA and Wells Fargo Bank, N.A., as the co-documentation agents for the lenders, and J.P. Morgan Securities Inc. and Lehman Brothers Inc., as joint lead arrangers and joint book running managers.

Exhibit 99.1	Press Release